Exhibit 4.23

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([* * *]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TERMINATION AGREEMENT
([***])

This Termination Agreement ("Agreement") is entered into as of November 3, 2021 ("Effective Date"), between Padagis Israel Pharmaceuticals Ltd, a limited liability company organized in Israel ("Padagis"), and Sol-Gel Technologies Ltd., a limited liability company organized in Israel ("Sol-Gel"). Padagis and Sol-Gel are individually referred to as a "Party" and collectively referred to as the "Parties. "

Background

A.          Perrigo Israel Pharmaceuticals Ltd. ("Perrigo") and Sol-Gel entered into the agreement set forth in Exhibit A (the "Development Agreement"). Pursuant to the transaction between Perrigo and Vesta Pharma LLC, Perrigo was sold to Padagis, LLC (f/k/a Vesta Pharma LLC), and renamed Padagis Israel Pharmaceuticals Ltd ("Padagis Israel").

B.          The Parties desire to terminate the Development Agreement upon the terms set forth in this Agreement.

Accordingly, Padagis and Sol-Gel agree as follows:

1.          Terms used in this Agreement and not otherwise defined shall have the meaning ascribed to them under the Development Agreement.

2.          Termination of Development Agreement.

(a)          [***].

(b)          The Parties hereby terminate the Development Agreement and each of their respective rights and obligations under the Development Agreement without further liability or obligation whatsoever, including, without limitation, Padagis's obligation to pay Sol-Gel profit sharing payments and Sol-Gel's responsibility for certain development obligations and costs.

(c)          Notwithstanding Section 1(b) above, nothing in this Agreement will affect (i) either Party's rights under a Development Agreement with respect to claims arising out of events occurring prior to the Effective Date; (ii) either Party's right to receive all payments owed or accrued to it under the Development Agreement for periods prior to the Effective Date; (iii) Padagis's ownership of assets transferred to it pursuant to the Development Agreement and any intellectual property license granted to Padagis by Sol-Gel pursuant to the Development Agreement; and (iv) any provision in the Development Agreement that expressly survive termination pursuant to the terms of the applicable Development Agreement provided however that (1) Sol-Gel shall have no obligations under the Development Agreement with respect to Recalls of Products, the Sol-Gel Intellectual Property and/or IP Litigation and Settlement; and (2) Sol-Gel’s obligation to indemnify Padagis under the indemnification provisions in the Development Agreement shall apply solely to claims arising out of events occurring prior to the Effective Date. To the extent there is any conflict between the terms of this Agreement and the Development Agreement, this Agreement shall control.

(d)          Within [***] days after the Effective Date, the Parties will true-up all payments that were owed or accrued to the Parties under the Development Agreement prior to the Effective Date that have not already been paid. Such payments shall be made in accordance with the Development Agreement.

3.          Consideration. As consideration for the agreements set forth herein, Padagis will pay Sol-Gel [***] in the aggregate payable in [***] installments of [***] on each [***] until paid in full. The initial payment will be made as of the Effective Date.

4.          Representations and Warranties. Each Party represents and warrants to the other Party that such Party has the necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary action of such Party. This Agreement constitutes the legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity.

5.          Covenant not to Compete. For a period beginning on the Effective Date and ending [***] years after the launch date of the Product under the Development Agreement, without the prior written consent of Padagis, Sol-Gel will not directly or indirectly, and will cause its affiliates not to, promote, market, sell, distribute, develop, commercialize, or manufacture (or enter into any arrangement with any person or entity to develop, commercialize, or manufacture) any generic pharmaceutical product that competes with the Product. In addition to any other rights or remedies provided by this Agreement, Padagis will have the right to injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Section. Padagis acknowledges and agrees that money damages would be an inadequate remedy to compensate for the breach of this Section. Padagis and Sol-Gel intend all provisions of this Section to be enforced to the fullest extent permitted by applicable legal requirements. If any provision or term of this Section is held to be illegal, invalid, or unenforceable under present or future applicable legal requirements of any jurisdiction, such provision will be fully severable, and this Section will be construed and enforced in such jurisdiction as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions will remain in full force in such jurisdiction and will not be affected by the illegal, invalid, or unenforceable provision, or by its severance. Without limiting the generality of the foregoing, if a court or arbitrator of any competent jurisdiction should determine that any of the restrictions contained in this Section are unreasonable in terms of scope, duration, geographic area or otherwise, such provision will be reformed in such jurisdiction to the extent necessary such that such restriction will be rendered enforceable to the fullest extent permitted by applicable legal requirements.

6.          Assignment and License.

(a)          Sol-Gel hereby irrevocably and unconditionally sells, assigns, conveys, transfers and grants to Padagis, as of the Effective Date, Sol-Gel's entire right, title and interest in and to the Assigned Sol-Gel Intellectual Property, the same to be held and enjoyed by Padagis for its own use and benefit, and for the use and benefit of its affiliates, successors, assigns, or legal representatives, as fully and entirely as the same would have been held and enjoyed by Sol-Gel if this Agreement had not been executed.

(b)          The transfer, assignment and sale under Section (a) above shall be deemed to include the right to register and/or apply for registration of the Assigned Sol-Gel Intellectual Property in Padagis’ own name in appropriate registries throughout the world, including without limitation all rights to publish cautionary notices reserving ownership of the Assigned Sol-Gel Intellectual Property.

(c)          In the event that any assignment under this Agreement may be ineffective or incomplete as a result of any moral rights, artists’ rights, or any other similar rights worldwide (“Moral Rights”), Sol-Gel hereby irrevocably and unconditionally transfers and assigns to Padagis any and all Moral Rights that Sol-Gel may have in or with respect to the Assigned Sol-Gel Intellectual Property.

To the extent that Sol-Gel cannot transfer and assign such Moral Rights to Padagis, Sol-Gel hereby waives and agrees never to assert such Moral Rights against Padagis or any of its licensees. If Sol-Gel has any Assigned Sol-Gel Intellectual Property that cannot be assigned to Padagis or waived by Sol-Gel, then Sol-Gel unconditionally and irrevocably grants to Padagis during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully-paid and royalty-free license (subject to Sol-Gel’s license set forth in (d) below), with rights to transfer, sublicense and assign in any way or manner including throughout multiple tiers of sublicensees, to use, reproduce, modify, create derivative works of, perform, display, distribute directly and indirectly, and otherwise exploit such Assigned Sol-Gel Intellectual Property by all means now known or later developed, and to make, have made, sell, offer to sell, lease, offer to lease and import products and services that contain or embody such Assigned Sol-Gel Intellectual Property, all whether by itself or through others.

(d)          Padagis hereby grants to Sol-Gel a non-exclusive, worldwide, fully-paid, royalty-free, transferable, irrevocable license under the assigned Assigned Sol-Gel Intellectual Property, with the right to sublicense (through multiple tiers of sublicensees), to develop, manufacture and commercialize any product other than the Product.

(e)          For the purposes of this Agreement, "Assigned Sol-Gel Intellectual Property" means the Sol-Gel Intellectual Property as such term is defined in the Development Agreement.

7.          [***].

(a)          Sol-Gel and [***]. ("[***]") are parties to the agreements set forth in Exhibit B (the "[***] Agreements").

(b)          Sol-Gel hereby grants, transfers and assigns to Padagis and Padagis's successors and assigns all of Sol-Gel's right, title and interest in and to the [***] Agreements. Padagis accepts the assignment of the [***] Agreements and hereby assumes Sol-Gel's obligations and liabilities under the [***] Agreements that arise from and after the Effective Date and agrees to be bound by all of the terms and provisions of the [***] Agreements as if Padagis were a party thereto. Padagis shall not be liable for any of Sol-Gel's liabilities and obligations under the [***] Agreements that arose prior to the Effective Date or that relate to Sol-Gel's acts or omissions prior to the Effective Date (including any breach of the [***] Agreements). Sol-Gel shall not be liable for any of Padagis’ liabilities and obligations under the [***] Agreements that arose following the Effective Date or that relate to Padagis’ acts or omissions following the Effective Date (including any breach of the [***] Agreements).

(c)          Sol-Gel hereby represents and warrants that: (i) it has provided Padagis with true and complete copies of the [***] Agreements and all amendments thereto; (ii) Sol-Gel and [***] are in compliance with the terms of the [***] Agreements and have not breached the terms of the [***] Agreements, (iii) Sol-Gel has performed all of its obligations (including all payment obligations) pursuant to the terms of the [***] Agreements.

(d)          Simultaneously with the execution of this Agreement, Sol-Gel will deliver to Padagis [***]'s consent to the assignment of the [***] Agreements to Padagis, which consent will be in a form and substance reasonably satisfactory to Padagis.

(e)          Sol-Gel hereby transfers all of its right, title and interest in and to the equipment set forth in Exhibit C to Padagis, free and clear of all liens and encumbrances.Miscellaneous Provisions.

(a)          Entire Agreement. This Agreement and the Development Agreement contain the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior oral and written agreements, memoranda and undertakings among the Parties with regard to such subject matter.

(b)          Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same Agreement. Such counterparts may also be executed electronically (including by DocuSign) and will be deemed as effective as an original.

(c)          Successors. This Agreement will be binding upon and inure to the benefit of each of the Parties, including all of their subsidiaries, parent companies, affiliates, officers, directors, attorneys, partners, firms, agents, employees, servants, affiliates, executors, administrators, trustees, receivers, assigns, beneficiaries, successors, predecessors and other representatives.

(e)          Amendment. No amendment or modification of this Agreement will be binding unless executed in writing by all the Parties hereto.

(f)          Applicable Law. This Agreement is made in, is governed by and shall be construed in accordance with the laws of the State of New York and the laws of the United States of America applicable therein, without regard to principles of conflicts of laws.

(h)          Validity. If any provision of this Agreement is determined to be illegal, against public order or otherwise unenforceable, it shall not in any way defeat, invalidate or render unenforceable any other provision of this Agreement and each such provision shall at all times be considered separate and severable in this Agreement.

(i)          Notices and Deliveries. Any notice, request, delivery, approval, authorization, consent or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally, sent by overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the other Party at the addresses first set forth below or at such other addresses (or to such other person) as any Party may designate by notice to the other Party hereunder:

If to Sol-Gel:	Sol-Gel Technologies Ltd. Weizmann Science Park 7 Golda Meir St. Ness Ziona 7403650, Israel Attn: [***] E-mail: [***]

If to Padagis:	Padagis US LLC 1251 Lincoln Road Allegan, Michigan 49010 Attn: [***] E-mail [***]

Any notice, request, delivery, approval, authorization, consent or other communication as aforesaid shall be deemed to have been effectively delivered and received if mailed, to have been received three business days after being deposited in the mails, postage prepaid, if delivered personally, to have been delivered and received on the date of such delivery and if sent by e-mail, upon receipt by the sender Party of an acknowledgment of receipt (including an automatically-generated e-mailed read receipt); provided, however, that if such date is not a business day, then it shall be deemed to have been delivered and received on the business day next following such delivery.

* * *

The Parties have executed this Termination Agreement as of the date first written above.

PADAGIS ISRAEL PHARMACEUTICALS LTD
Its

SOL-GEL TECHNOLOGIES LTD.
Its

November 3, 2021

By

EXHIBIT A
DEVELOPMENT AGREEMENT

[***]

EXHIIBIT B
[***] AGREEMENTS

[***]

EXHIBIT C
EQUIPMENT

 [***]